Exhibit 99.1

Co-Diagnostics Announces Closing of $10.2 Million Registered Direct Offering Priced At-the-Market

Co-Diagnostics, Inc. (Nasdaq: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced the closing of its previously announced registered direct offering of 3,324,676 shares of its common stock at a purchase price per share of $3.08 in a registered direct offering priced at-the-marked under the Nasdaq rules, for gross proceeds of approximately $10.2 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Co-Diagnostics intends to use the net proceeds from this offering for acquisition of PCR (polymerase chain reaction) equipment to be used in connection with sales of reagents used for tests to diagnose infectious disease, including strains and mutations of coronavirus, as well as research and development costs associated with test development for additional pathogens and test menu expansion, and for working capital and other general corporate purposes.

The shares of common stock were offered by Co-Diagnostics pursuant to a “shelf” registration statement on Form S-3 that was originally filed on August 14, 2018 and declared effective by the Securities and Exchange Commission (“SEC”) on September 7, 2018, and the base prospectus contained therein (File No. 333-226835). The offering of the shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered has been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in certain verticals or markets, (iv) capital resources and runway needed to advance the Company’s products and markets, (v) increased sales in the near-term, (vi) flexibility in managing the Company’s balance sheet, (vii) anticipation of business expansion, (viii) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages and (ix) statements regarding the intended use of proceeds. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances, including market conditions. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

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Contacts

Andrew Benson
Co-Diagnostics Investor Relations
801-438-1036
investors@codiagnostics.com